                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           STRAYER EDUCATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                             STRAYER EDUCATION, INC.
                           1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

Dear Stockholder:

               You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Strayer Education, Inc. to be held at 10:00 a.m. local time on May 24, 1999, at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia.

               The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of the Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if, for any reason, you are unable to attend. If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may cross out their names and insert the name of some other person who will be at the meeting. The signed proxy card should be given to that person for his or her use at the meeting. If your shares are held in the name of a broker, you should obtain a letter of identification from your broker and bring it to the meeting. In order to vote personally shares held in the name of your broker you must also obtain from the broker a proxy issued to you.

               We look forward to seeing you at the 1999 Annual Meeting of Stockholders.

                                             Sincerely,

                                             /s/ RON K. BAILEY

                                             Ron K. Bailey
                                             President & Chief Executive Officer

April 9, 1999

                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The 1999 Annual Meeting of Stockholders of Strayer Education, Inc., will be held at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia, on May 24, 1999, at 10:00 a.m. for the following purposes:

               1. To elect eight (8) directors to the Board of Directors to serve for a term of one year and until their respective successors are elected and qualified.

               2. To consider and act upon such other business as may properly come before the meeting.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                              By Order of the Board of Directors

                                              /s/ JENNIE D. SEATON

                                              Jennie D. Seaton
                                              Secretary

Washington, D.C.
April 9, 1999

                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 1999

               This Proxy Statement is furnished on or about April 9, 1999, to stockholders of Strayer Education, Inc. (the "Corporation"), 1025 Fifteenth Street, N.W., Washington, D.C. 20005, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the 1999 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. local time on May 24, 1999, at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia.

               The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and facsimile by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

               Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to the Secretary of the Corporation at its executive offices at 1025 Fifteenth Street, N.W., Washington, D.C. 20005, or by attending the meeting and voting in person.

               At the close of business on March 31, 1999, there were 15,745,534 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on March 31, 1999 will be entitled to vote at the meeting, and each share will have one vote.

                               VOTING INFORMATION

               At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote at the meeting, or 7,872,767 shares, will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors' nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors. Approval of any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Under Maryland law and the Corporation's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast "For" each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "Against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

               A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.

               Proxies properly executed and received by the Corporation prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

               Eight directors are to be elected. It is intended that the votes represented by the proxies will be cast for the election as directors (for a term of one year or until their successors are chosen and qualified) of the persons listed below. Each of the nominees is currently a director of the Corporation.

               The following table presents information concerning persons nominated for election as directors of the Corporation, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

                             NOMINEES FOR DIRECTORS

Ron K. Bailey          Mr. Bailey, age 58, is influential in the education
                       industry and the energetic leader of Strayer Education, Inc. Mr. Bailey is the President and Chief Executive
                       Officer of the Corporation and has been the Chairman of the Board of Trustees of Strayer University, Inc. (the
                       "University"), a subsidiary of the Corporation, since
                       1997. In addition, Mr. Bailey has been the President and a director of Education Loan Processing, Inc. ("ELP"), a subsidiary of the Corporation, since ELP's formation in 1994. From 1989 to 1997, Mr. Bailey was the President and Treasurer of the Board of Trustees of Strayer
                       University. In addition, from 1980 to 1989, Mr. Bailey held a variety of positions with the University, including the position of Vice President of the University. Before assuming his first full-time position with the University in 1980, Mr. Bailey was a part-time faculty member of the University and served as Director of Data Processing of the National Association of Home Builders.

Stanley G. Elmore      Projects and Programs Manager, Citibank Mid-Atlantic,
                       since 1989. Mr. Elmore, age 57, has been a director and Chairman of the Board of Directors of the Corporation since July 1996. Mr. Elmore was the Chairman of the Board of Trustees of the University from 1989 to 1998.

Todd A. Milano         President and Chief Executive Officer of Central
                       Pennsylvania Business School since 1989. Mr. Milano, age 46, has been a director of the Corporation since
                       July 1996 and the Vice Chairman of the Board of Trustees of the University since 1992.

Dr. Jennie D. Seaton   Dr. Seaton, age 69, is the Secretary of the Corporation.
                       Dr. Seaton has been a director of the Corporation since
                       July 1996 and has been a member of the Board of Trustees of the University since 1990. Dr. Seaton retired as an Assistant Dean of Virginia Commonwealth University
                       School of Allied Health Professions in 1994. She has served in a variety of academic and administrative posts at the University since 1974.

Roland Carey           Program Coordinator, Carl Sandburg School, for more than
                       twelve years. Mr. Carey, age 59, has been a director of the Corporation since July 1996 and a member of the Board of Trustees of the University since 1990.

Donald T. Benson       Senior Vice President Human Resources, Methodist Health
                       Care System in Houston, Texas. From 1997 to 1998, Mr.
                       Benson was Vice President, Human Resources and
                       Administration, of Coventry Corporation.  From 1992 to
                       1997, Mr. Benson was Vice President, Human Resources, of
                       Aetna Inc. From 1976 to 1992, Mr. Benson was Senior

                       Vice President, Human Resources, of Connecticut General Insurance Corp. (Cigna). Mr. Benson, age 55, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1992.

G. Thomas Waite, III   Treasurer, Humane Society of the United States, since
                       1993.  In 1992, Mr. Waite was the Director of Commercial
                       Management of The National Housing Partnership. Mr.
                       Waite, age 47, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1994.

Dr. Charlotte Beason   Nurse at the U.S. Department of Veterans Affairs/Office
                       of Patient Care Services, since 1992. Dr. Beason, age
                       51, has been a director of the Corporation since July
                       1996 and has been a member of the Board of Trustees of the University since 1995.

BOARD COMMITTEES

               The Board of Directors has established an Audit Committee, an Executive Committee and a Compensation Committee and has no nominating committee. Selection of nominees for the Board is made by the entire Board of Directors.

               The Audit Committee is composed of Dr. Beason and Messrs. Carey and Waite. The Audit Committee is responsible for reviewing the internal accounting procedures of the Corporation and the results and scope of the audit and other services provided by the Corporation's independent auditors, consulting with the Corporation's independent auditors and recommending the appointment of independent auditors to the Board of Directors. The Audit Committee met two times during the year ended December 31, 1998; each member of the Audit Committee attended all of these meetings.

               The Compensation Committee is composed of Messrs. Milano and Benson. The Compensation Committee has the authority and performs all of the duties related to the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Corporation's 1996 Stock Option Plan (the "Option Plan"). The Compensation Committee met once during the year ended December 31, 1998; each member of the Compensation Committee attended this meeting.

               The Executive Committee is composed of Messrs. Bailey, Elmore, and Dr. Seaton. The Executive Committee has the authority to perform all of the duties of the Board of Directors on urgent issues requiring immediate action. The Executive Committee did not meet during the year ended December 31, 1998.

ATTENDANCE AT MEETINGS

               During the year ended December 31, 1998, the Board of Directors held four meetings, which were attended by all of the directors.

DIRECTORS' FEES

               Directors are reimbursed for expenses incurred in connection with their attendance at Board and Committee meetings, and they currently receive $1,600 in compensation for each meeting attended. Mr. Bailey donates 100% of his director compensation to the Strayer University Educational Foundation, a non-profit organization that provides scholarships and grants to college students, active duty military personnel and high school students in the greater Washington, D.C. area. Non-employee directors also have received options to purchase an aggregate of 58,500 shares of Common Stock under the Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended December 31, 1998 Todd Milano filed one Form 5 late, reporting one transaction.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

               The following table sets forth certain information regarding the ownership of Common Stock as of March 31, 1999, by each person known by the Corporation to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, each director of the Corporation, and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by such persons or upon information otherwise provided by such persons to the Corporation.

NAMES OF BENEFICIAL                                                        SHARES BENEFICIALLY
OWNERS                                                                     OWNED (1)                  PERCENTAGE OWNED
-------------------                                                        -----------------          ----------------
Ron K. Bailey and Beverly W. Bailey (2).............................            8,175,000                    51.8%

T. Rowe Price Associates, Inc. (3)..................................            1,292,800                     8.2
100 East Pratt Street
Baltimore, Maryland  21202

Harry T. Wilkins....................................................               80,000                       *
Stanley G. Elmore...................................................               10,500                       *
Todd A. Milano......................................................                9,718                       *
Jennie D. Seaton....................................................                9,750                       *
Roland Carey........................................................               10,500                       *
Donald T. Benson....................................................                9,075                       *
G. Thomas Waite, III................................................                3,339                       *
Charlotte Beason....................................................                3,000                       *

All directors and executive officers as a group (9 persons) (4).....            8,310,882                    52.9%

-------------
     *Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)     Includes 292,500 shares held by the Bailey Family Foundation.

(3) Based on a Schedule 13G filed with the SEC on February 11, 1999. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the 1934 Act, Price Associates is deemed to be a beneficial owner of such securities, however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Includes currently exercisable options to purchase the following shares for each listed individual: Wilkins (50,000); Elmore (10,500); Milano (5,000); Seaton (5,200); Carey (10,500); Benson (7,500); Waite (0) and
        Beason (3,000).

                                  COMPENSATION

EXECUTIVE COMPENSATION

        The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 1996, 1997 and 1998 for services in all capacities to the Corporation of the Chief Executive Officer and Chief Financial Officer. The total annual salary and bonus for Harry Wilkins did not exceed $100,000 for the fiscal years of 1996 and 1997. None of the Corporation's other executive officers received a total annual salary and bonus in excess of $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE

                          ANNUAL COMPENSATION           LONG- TERM COMPENSATION AWARDS
                          -------------------           ------------------------------
NAME AND                                               SECURITIES UNDERLYING      ALL OTHER
POSITION                  YEAR   SALARY     BONUS          OPTIONS/SAR'S      COMPENSATION(1,2)
--------                  ----   ------     -----          -------------      -----------------
Ron K. Bailey
President                 1996  $150,000     ----              --              $3,138
                          1997  $127,038     ----              --              $2,679
                          1998  $107,546     ----              --              $2,289
Harry Wilkins
Chief Financial Officer   1998  $104,000     ----              --              $2,218

--------------------------------

 (1) Reflects (i) $3,000, $2,541 and $2,151 in matching contributions made by the University to the University's 401(k) plan for Mr. Bailey in 1996, 1997 and 1998 respectively, and (ii) $138 in premiums paid by the University for life insurance for Mr. Bailey in each of 1996, 1997 and 1998.

 (2) Reflects $2,080 in matching contributions made by the University to the University's 401(k) plan for Mr. Wilkins in 1998 and $138 in premiums paid by the University for life insurance for Mr. Wilkins in 1998.

OPTION GRANTS

     The Option Plan was adopted in July 1996. There were no options granted to the Chief Executive Officer during the year ended December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FICAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                                                                OPTIONS HELD AT                   IN-THE-MONEY OPTIONS
                                                                FISCAL YEAR END                    AT FISCAL YEAR END
                     SHARES              VALUE
NAME                ACQUIRED            REALIZED($)       EXERCISABLE         UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
----                --------            -----------       -----------         -------------         -----------     -------------
Ron K Bailey              ---                 ---                 ---                   ---                 ---               ---
Harry T, Wilkins       75,000            $2,143,500            50,000               100,000          $1,429,000        $2,858,000


PERFORMANCE GRAPH

        The following performance graph compares the Corporation's cumulative stockholder return on its Common Stock since the Corporation's initial public offering on July 25, 1996 with the S&P 500 Composite Index and a self-determined peer group consisting of Apollo Group Inc., ITT Educational Services Inc., Devry Inc. and Whitman Education Group Inc. At present there is no comparative index for the education industry. Although the Securities and Exchange Commission requires the Corporation to present such a graph for a five-year period, the Common Stock has been publicly traded only since July 25, 1996 and, as a result, the following graph commences as of such date. This graph is not deemed to be "soliciting material" or to be filed with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Act of 1934, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

                                    [GRAPH]

                Jul-96       Dec-96         Dec-97          Dec-98
Strayer         100.0        215.4          466.3           500.9
S&P 500         100.0        118.6          158.3           203.9
Peer Index      100.0        117.2          151.4           205.0

* Assumes $100 invested on July 25, 1996 in Strayer Education, Inc., the S&P 500 Composite Index and the self -determined peer group.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of
Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

        The Corporation's Board of Directors established the Compensation Committee in July 1996, and the Committee determined and acted upon compensation decisions as described below in 1998 and will continue to do so in future years. Decisions on compensation of the Corporation's executives officers generally will be made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is an employee of the Corporation. The Committee currently consists of Messrs. Milano and Benson. All decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers will be reviewed by its full Board, except for decisions concerning grants under the Option Plan, which will be made solely by the Committee in order for the grants to satisfy certain requirements under the 1934 Act.

Compensation Policies Regarding Executive Officers

        The Compensation Committee believes that the Corporation's executive compensation policies and programs serve the interests of the Corporation and its stockholders. The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. Compensation levels are based on a number of factors, including a comparison of compensation levels with other educational institutions. The Board of Directors and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

        Long-Term Stock Option Incentives. The Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to full time employees as well as the grant of non-qualifying options to directors and employees of the Corporation. The Option Plan authorizes the issuance of up to 1,500,000 shares of Common Stock pursuant to options granted under the Option Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The Compensation Committee of the Board of Directors administers the Option Plan.

        In addition, the Option Plan provides for formula grants of options to non-employee directors (an "Eligible Director"). At the time of the Corporation's initial public offering, each Eligible Director was granted an initial option to purchase a number of shares of Common Stock equal to 1,500 times the number of years the Eligible Director served as a trustee of the University. Options granted to Eligible Directors under the Option Plan may be exercised with respect to the shares subject to such option one year after the option is granted. All options expire five years after the date of grant.

        Other Compensation Plans. The Corporation maintains a retirement plan (the "401(k) Plan") intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Corporation of at least 21 years of age, employed by the Corporation for at least one year. Employees may contribute up to 10% of their annual wages (subject to an annual limit prescribed by the Code) as pretax, salary deferral contributions. The Corporation may, in its discretion, match employee contributions up to a maximum of 15% of annual wages.

        Benefits. Benefits offered to key executives are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Corporation's 401(k) Plan.

Ron K. Bailey - Compensation.

        Mr. Bailey is paid an annual salary of $107,546 per year pursuant to the terms of his employment agreement. See "Employment Agreements."

        Submitted by the Members of the Compensation Committee:

        Donald T. Benson
        Todd A. Milano

Harry T. Wilkins - Compensation.

        Mr. Wilkins is paid an annual salary of $104,000 per year, $2,080 in matching contributions made by the University to the University's 401(k) plan for Mr. Wilkins, and $138 in premiums paid by the University for life insurance for Mr. Wilkins in 1998.

EMPLOYMENT AGREEMENTS

        Mr. Bailey and the Corporation entered into an Employment Agreement in July 1996, which provides that Mr. Bailey will serve as President and Chief Executive Officer of Strayer Education, Inc. For his services, Mr. Bailey is entitled to receive an annual salary of $107,546. According to the terms of the Employment Agreement, Mr. Bailey's salary for successive years may be increased at the discretion of the Corporation's Compensation Committee. The Corporation does not currently contemplate payment of bonuses to Mr. Bailey. Future bonuses, if any, paid to Mr. Bailey will be awarded pursuant to guidelines approved by the Compensation Committee of the Corporation's Board of Directors and will be at levels commensurate with any bonuses paid to other executive officers.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Lease of Campus Facilities

   The Company has long-term non-cancelable operating leases for nine of its various campus locations. The rents on these leases are subject to an annual increase based on a stipulated price index. Of the nine leased campus locations, five of the campuses, including the Washington, D.C. campuses and three of the Virginia campuses, were leased from corporations which are owned by Mr. Bailey, the Company's President, CEO and majority stockholder. Rent paid to Mr. Bailey under these five operating leases for the years ended December 31, 1996, 1997 and 1998 was $2,279,000, $2,126,000, and $2,199.363, respectively. Future minimum rental commitments for all of the Company's nine leases and the five campuses leased from Mr. Bailey as of December 31, 1998 was as follows (in thousands):

                          AMOUNT PAYABLE TO AN
             TOTAL LEASE  AFFILIATE OF MR. BAILEY
             COMMITMENTS    INCLUDED IN TOTAL
1999         $ 4,090            $ 2,198
2000           4,016              2,198
2001           3,921              2,198
2002           3,563              2,198
2003           3,183              2,198
Thereafter     6,897              5,496
             -------            -------
             $26,670            $16,486
             =======            =======

  Each of the five leases with Mr. Bailey has a 10-year term expiring in May 2006. The Company has the option under each such lease to purchase at any time during the term of the lease the related campus facility at its discretion at the fair market value of such facility as determined by independent appraisers.

      The Company may lease additional campus facilities from entities owned or controlled by Mr. Bailey. Any such leases will have market terms as determined by an independent appraiser and be subject to the approval by a majority of independent directors.

Reorganization Transactions

   On July 30, 1996, the Corporation completed an initial public offering of its common stock. The Corporation sold 5,175,000 shares in the offering at a price of $6.67 per share. Net proceeds to the Corporation were $31,313,000. Prior to the closing of the offering, the Corporation exchanged 8,998,500 shares of its common stock for 100% of the outstanding common stock of the University, which was held jointly by Mr. and Mrs. Ron K. Bailey. Approximately $19,838,000 of the net proceeds of the offering were paid to the Baileys as a distribution of earnings on which they had previously paid income taxes during the period the University was an S Corporation.

   Contemporaneously with the closing of the initial public offering, the Corporation acquired ELP at a purchase price of $1,060,000, ELP's net book value. ELP was wholly owned by Mr. Ron K. Bailey, the Corporation's President and a director of the Corporation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The accounting firm of PricewaterhouseCoopers LLP has acted as the Corporation's independent public accountants for the fiscal year ended December 31, 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        Stockholder proposals for the Corporation's 2000 Annual Meeting of Stockholders must be received no later than December 10, 1999 [120 days before April 9, 2000] at the Corporation's principal executive offices, 1025 Fifteenth Street, NW, Washington, D.C. 20005, in order to be considered for inclusion in next year's annual meeting proxy materials under the SEC's proxy rules. In accordance with Rule 14a-4(c)(1) of the 1934 Act, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Corporation's 2000 annual meeting as to which the proponent fails to notify the Corporation on or before February 23, 2000 [45 days prior to the date which the proxy statement was first mailed to stockholders]. Notifications should be sent to the Corporation's principal executive offices at the address set forth above.

                                  OTHER MATTERS

        The Corporation knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                                REVOCABLE PROXY

                            STRAYER EDUCATION, INC.

                  ANNUAL MEETING OF STOCKHOLDERS MAY 24, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned stockholder hereby appoints Ron K. Bailey, Harry T. Wilkins and Jennie D. Seaton, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Monday, May 24, 1999, at 10:00 a.m., (Eastern time) at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)








                          ____
A [X] Please mark your    |                                                                                             |
      votes as in this                                                                                                  |
      example using           9 99999999999                                                                         9   ------
      dark ink only.
         99999999.999
                      For all (except
                     nominees on line
                          below           Withhold
1. Election of
   eight Directors         [ ]               [ ]    NOMINEES: Ron K. Bailey          2. The proxies are authorized to vote in their
   by all                                                     Stanley G. Elmore         discretion on any other matters which may
   Stockholders:                                              Todd A. Milano            properly come before the Annual Meeting to
                                                              Dr. Jennie D. Seaton      the extent set forth in the proxy
INSTRUCTION: To withhold authority to vote                    Roland Carey              statement.
for any individual nominee, write that nominee's              Donald T. Benson
name on the line provided below:                              G. Thomas Waite, III      The undersigned hereby acknowledges prior
                                                              Dr. Charlotte Beason   receipt of a copy of the Notice of Annual
                                                                                     Meeting of Stockholders and proxy statement
------------------------------------------------                                     dated April 9, 1999, and hereby revokes any
                                                                                     proxy or proxies heretofore given. This Proxy
               999-999999                                                            may be revoked at any time before it is voted
                                                                                     by delivering to the Secretary of the
               P     *****   HEADER CARD   **********                                Corporation either a written revocation of
               STRAYER EDUCATION INC                                                 proxy or a duly executed proxy bearing a later
               STRAYER EDUCATION INC                                                 date, or by appearing at the Annual Meeting
               STRAYER EDUCATION INC                                                 and voting in person.
               STRAYER EDUCATION INC
               P     *****   HEADER CARD   **********                                   If you receive more than one proxy card,
                                                                                     please sign and return all cards in the
                                                                                     accompanying envelope.

                                                                                        PLEASE MARK, DATE AND SIGN THIS PROXY AND
                                                                                     RETURN IT TO ENSURE A QUORUM AT THE MEETING.
                                                                                     IT IS IMPORTANT WHETHER OR NOT YOU OWN FEW OR
                                                                                     MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY
                                                                                     SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.

                                                                                              I PLAN TO ATTEND THE MAY 24, 1999 [ ]
                                                                                                    ANNUAL STOCKHOLDERS MEETING


Signature of Stockholder or Authorized Representative______________________________________________ DATE:__________________, 1999
Note:   PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. EACH EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ATTORNEY-IN-FACT AND
        OTHER FIDUCIARY SHOULD SIGN AND INDICATE HIS OR HER FULL TITLE. IF THE CASE OF STOCK OWNERSHIP IN THE NAME OF TWO OR MORE
        PERSONS, BOTH PERSONS SHOULD SIGN.